UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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On Track Innovations Ltd.

(Name of Registrant as Specified In Its Charter)

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ON TRACK INNOVATIONS LTD.

NOTICE OF THE 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 20, 2018

You are hereby notified that the 2018 Annual General Meeting of Shareholders of On Track Innovations Ltd. (the “Company”), will be held on Tuesday, November 20, 2018, at 5:00 P.M., Israel time, at our offices, Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000 (the “Meeting”), for the following purposes:

1.	To consider and approve by a non-binding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement;

2.	To approve a salary increase to Mr. Shlomi Cohen, a director and Chief Executive Officer of the Company;

3.	To appoint Somekh Chaikin, a member of KPMG International (“Somekh Chaikin”), as the Company’s independent registered public accounting firm until the 2019 annual general meeting of shareholders, and to authorize the Company’s board of directors (the “Board”), upon the recommendation of our Audit Committee, to determine the remuneration of Somekh Chaikin in accordance with the volume and nature of their services; and

4.	To present the financial statements of the Company for the fiscal year ended December 31, 2017.

The Board recommends that you vote in favor of items 1, 2 and 3 above.

Record Date and Right to Vote

The Board has fixed the close of business on October 12, 2018, as the record date for the Meeting (“Record Date”). Subject to the provisions of Israeli law and the Company’s Amended and Restated Articles of Association (the “Articles of Association”), only shareholders on the Record Date are entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof.

All shareholders that are entitled to notice and to vote at the Meeting are cordially invited to attend the Meeting. If your shares are registered in your name, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares as of the Record Date (“Proof of Ownership”). If you do not have either an admission ticket or Proof of Ownership, you will not be admitted to the Meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be held on November 20, 2018:

The proxy statement, proxy card and Annual Report to shareholders for the year ended December 31, 2017 (the “Annual Report”) are also available at http://www.otiglobal.com/agm and on our proxy agent’s website at www.proxyvote.com.

Shareholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to

On Track Innovations Ltd., Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000, attention: Secretary.

Your vote is important regardless of the number of shares you own.  You may vote by telephone or over the Internet on our proxy agent’s website at www.proxyvote.com until the Cut-Off Date (as defined below) by following the instructions included on the enclosed proxy card. If you are not voting by phone or Internet, the Company requests that you complete, sign, date and return the enclosed proxy card without delay and no later than the Cut-Off Date described below in the enclosed postage-paid return envelope, even if you now plan to attend the Meeting.  You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Meeting and voting in person. We will not be able to count a proxy card unless we receive it at our principal executive offices at Z.H.R. Industrial Zone, P.O. Box 32, Rosh Pina, Israel, 1200000, or at the office of our proxy agent, Broadridge Financial Solutions Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717, in the enclosed envelope, by Saturday, November 17, 2018 at 5:00 P.M. Israel time, which is November 17, 2018 at 10:00 A.M. Eastern Time (the “Cut-Off Date”).

IMPORTANT:  If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares, otherwise your broker, nominee or other institution may have the right to vote on the matters contained in the proxy pursuant to its sole discretion.  Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

By order of the Board,

/s/ Ye’ela Haggai-Levy
Adv. Ye’ela Haggai-Levy
General Counsel and Secretary

October 15, 2018

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please sign, date and return your proxy promptly and no later than the Cut-Off Date, in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

ON TRACK INNOVATIONS LTD.

Z.H.R. Industrial Zone

Rosh Pina, Israel, 1200000

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy card are being sent by On Track Innovations Ltd. (the “Company”) to the holders of record of the Company’s outstanding ordinary shares on October 12, 2018 (the “Record Date”) fixed by the Company’s Board of Directors as described hereunder. The accompanying proxy is being solicited by the Board of Directors of the Company (the “Board”), for use at our 2018 Annual General Meeting (the “Meeting”), to be held on Tuesday, November 20, 2018, at 5:00 P.M. Israel time, at our offices, Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000 and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may also assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation.  Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of the Ordinary Shares held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

The Board has fixed October 12, 2018 as the Record Date for the Meeting. Only shareholders of record on the Record Date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On October 12, 2018, there were 41,294,377 outstanding Ordinary Shares. Each Ordinary Share is entitled to one vote per share. Subject to the provisions of Israeli law and pursuant to the Articles of Association of the Company, no business may be transacted at any shareholder meeting unless a quorum is present when the meeting begins. The quorum required for a meeting of shareholders is at least two shareholders present in person or by proxy, holding in the aggregate at least one third (33 1/3%) of the issued and outstanding Ordinary Shares as of the Record Date (the “Quorum”). Abstentions will not be counted with respect to the items below, but will be counted in determining if a Quorum is present.  Broker non-votes, as defined below, are counted in determining if a Quorum is present.

All Ordinary Shares represented in person or by valid proxies received by the Company prior to the Cut-Off Date (as defined below), and not revoked, will be voted as specified in the proxies or voting instructions.  Votes that are left blank will be voted as recommended by the Board. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.  Because Items No. 1 and 2 in this proxy statement are non-routine proposals, your broker, bank or other agent will not be entitled to vote on these proposals without your instructions. Item No. 3 is a routine proposal, so your broker, bank or other agents will be entitled to vote on those proposals without your instruction. No vote is required for Item No. 4.

Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Secretary, by submitting a duly executed proxy bearing a later date, but not after the Cut-Off Date, or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

We will not be able to count a proxy card unless we receive it at our principal executive offices at Z.H.R. Industrial Zone, P.O. Box 32, Rosh Pina, Israel, 1200000, or at our proxy agent, Broadridge Financial Solutions Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717, in the enclosed envelope, by Saturday, November 17, 2018, at 5:00 P.M. Israel time, which is Saturday, November 17, 2018 at 10:00 A.M. Eastern Time (“Cut-Off Date”). You may also vote by telephone or over the Internet on our proxy agent’s website at www.proxyvote.com until the Cut-Off Date by following the instructions included on the enclosed proxy card.

Our website address and our proxy agent’s website address are included several times in this proxy statement as a textual reference only, and the information in these websites is not incorporated by reference into this proxy statement.

ITEM NO. 1 - ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”)

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) and related rules of the Securities and Exchange Commission (the “SEC”), we are including a separate proposal subject to shareholder vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (as defined below) listed in the Summary Compensation Table as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.  To learn more about our executive compensation, see “Compensation of Directors and Executive Officers” elsewhere in this proxy statement.

Our compensation policy for our Named Executive Officers is designed to reward high performance and innovation, to promote accountability and to ensure that executive interests are aligned with the interests of our shareholders. The following is a summary of the primary components of our Named Executive Officers’ compensation. We urge our shareholders to review the “Compensation of Directors and Executive Officers” section of this proxy statement and related compensation tables for more information.

One component of our compensation program is base compensation or salary. We design base salaries to fall within a competitive range of the companies against which we compete for executive talent. Generally, the base salary established for an individual Named Executive Officer reflects many inputs, including our Chief Executive Officer’s assessment of the Named Executive Officer’s performance, the level of responsibility of the Named Executive Officer, and competitive pay levels based on salaries paid to employees with similar roles and responsibilities at our peer group companies.

Another component of our compensation program is cash bonuses. We structure our cash bonus award program to reward Named Executive Officers for our Company’s successful performance, and for each individual’s contribution to that performance.

A third component of our compensation program is equity awards. We grant share options to our Named Executive Officers in order to align their interests with the interests of our shareholders by tying the value delivered to our Named Executive Officers to the value of our Ordinary Shares. We also believe that share option grants to our Named Executive Officers provide them with long-term incentives that will aid in retaining executive talent by providing opportunities to be compensated through the Company’s performance and rewarding executives for creating shareholder value over the long-term.

At our 2017 annual meeting of shareholders held on November 21, 2017, we provided our shareholders with the opportunity to cast a non-binding advisory vote on executive compensation. Over 95% of the votes cast on this “say-on-pay vote” were voted in favor of the proposal. We have considered the say-on-pay vote and we believe that strong support from our shareholders for the say-on-pay vote indicates that our shareholders are supportive of our approach to executive compensation. In the future, we will continue to consider the outcome of our say-on-pay votes when making compensation decisions regarding the Named Executive Officers. At our extraordinary shareholders meeting held in May 2014, our shareholders also voted in favor of the proposal to hold say-on-pay votes annually. We expect to conduct the next advisory vote at our 2019 annual meeting of shareholders.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.  To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee of our Board will evaluate whether any actions are necessary to address the concerns of shareholders.

Our Board believes that the information provided in this proxy statement demonstrates that our Named Executive Officer compensation is designed to provide incentives and rewards for both our short-term and long-term performance, and is structured to motivate the Company’s Named Executive Officers to meet our strategic objectives, thereby maximizing total return to shareholders.

Therefore, it is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion set forth in this proxy statement.”

Required Vote

The affirmative vote of a majority of the Ordinary Shares voting on the matter is required to approve this resolution, provided either (i) included in such majority is at least a majority of the Ordinary Shares of shareholders who are non-controlling1 shareholders nor having a personal interest in said resolution; or (ii) the total number of Ordinary Shares of shareholders specified in clause (i) who voted against this resolution does not exceed two percent of the voting rights in the Company. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will not impact the results of the vote on executive compensation, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s Named Executive Officers, as described in the compensation tables and narrative discussion set forth in this proxy statement.

1 Under the Israeli Companies Law of 1999 (the “Companies Law”) , in general, a person will be deemed to be a controlling shareholder if the person has the power to direct the activities of the Company, other than by reason of being a director or other office holder of the Company, and you are deemed to have a personal interest if any member of your immediate family (spouse, sibling, parent, grandparent or each of the foregoing with respect to your spouse or their spouse) has a personal interest in the adoption of the proposal. In addition, you are deemed to have a personal interest if a company, other than the Company, that is affiliated with you has a personal interest in the adoption of the proposal. Such company is a company in which you or a member of your immediate family serves as a director or chief executive officer, has the right to appoint a director or the chief executive officer, or owns 5% or more of the outstanding shares. You are also deemed to have a personal interest if you are voting another person’s shares pursuant to a proxy provided by a shareholder who has a personal interest in the said resolution, even if you do not have a personal interest in the said resolution.

ITEM NO. 2- SALARY INCREASE TO MR. SHLOMI COHEN,

A DIRECTOR AND CHIEF EXECUTIVE OFFICER OF THE COMPANY

In August 2015, we entered into an employment agreement with Mr. Cohen with respect to Mr. Cohen’s employment as the Chief Executive Officer of the Company and its subsidiaries starting August 11, 2015, in consideration of a monthly gross salary of New Israeli Shekels (“NIS”) 90,000 and other standard benefits. On November 30, 2016, the Compensation Committee and the Board approved a ten percent increase to Mr. Cohen’s monthly gross salary effective December 1, 2016 and on February 6, 2017, the Compensation Committee and the Board approved an additional ten percent increase to Mr. Cohen’s salary effective January 1, 2017, so that Mr. Cohen’s current monthly salary is equal to NIS 108,900.

On October 11, 2018, following a review of Mr. Cohen’s performance the Compensation Committee and the Board approved an additional ten percent increase to Mr. Cohen’s monthly gross salary effective January 1, 2019, so that Mr. Cohen’s monthly gross salary shall be NIS 119,790. The said monthly gross salary is within the framework of the Compensation Policy of the Company.

The following is a summary of the main current terms of the employment of Mr. Shlomi Cohen:

Title:	Chief Executive Officer

Gross Monthly Salary:	As stated above.

Bonus:	An amount equal to 12 months’ salary, subject to the Company’s Compensation Policy.

Equity:

Currently Mr. Cohen has options to acquire 540,000 Ordinary Shares of the Company. As of October 1, 2018, 326,667 of such options are vested.

Additional options to purchase up to 100,000 ordinary shares may be granted on an annual basis to promote retention and as an incentive. The issuance of such options will be subject to the discretion and approval of both the Company’s Compensation Committee and the Board.

Mr. Cohen, like all of our incumbent Named Executive Officers and our directors, is entitled to acceleration of the vesting of any unvested share options and restricted shares in the event of a change of control of the Company.

Term	The term of the employment is for an unlimited duration.

Termination:	Either party may terminate the agreement without cause upon prior written notice of 6 months. The Company may immediately terminate the agreement with cause.

Vacation Days:	Mr. Cohen is entitled to 24 vacation days, with respect to each 12 months period of continuous employment with the Company.

Other Terms:	Mr. Cohen is entitled to other rights and benefits, such as the use of a Company car and cellular phone, reimbursement of expenses, contributions towards a vocational study fund (“Keren Hishtalmut”), meals at the Company’s facilities (the value of which shall be grossed up), and other rights granted to employees under applicable Israeli labor laws, such as convalescence pay (“Dmei-Havraa”) and sick leave.

For additional information see “Summary Compensation Table” on page 7 below and the description of our employment agreement with Mr. Shlomi Cohen on page 9 below.

Our Compensation Committee and Board believe that the aforesaid compensation is designed to provide incentives and rewards for both our short-term and long-term performance, and is structured to motivate Mr. Cohen to meet our objectives, thereby maximizing total return to shareholders.

Therefore, it is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to approve the salary increase of Mr. Cohen and all other terms and provisions of his compensation terms, as described above in this proxy statement.”

Required Vote

The affirmative vote of a majority of the Ordinary Shares voting on the matter is required to approve this resolution, provided either (i) included in such majority is at least a majority of the Ordinary Shares of shareholders who are non-controlling2 shareholders nor having a personal interest in said resolution; or (ii) the total number of Ordinary Shares of shareholders specified in clause (i) who voted against this resolution does not exceed two percent of the voting rights in the Company. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will not impact the results of the vote on executive compensation, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the approval of the compensation terms of the Company’s Chief Executive Officer, Mr. Shlomi Cohen, as described above in this proxy statement.

2 See footnote 1 above.

ITEM NO. 3 - APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND

AUTHORIZATION OF AUDIT COMMITTEE DETERMINATION OF REMUNERATION

Our Audit Committee and Board have recommended that Somekh Chaikin, a member of KPMG International (“Somekh Chaikin”), be re-appointed as our independent registered public accounting firm to perform the audit of our consolidated financial statements until the 2019 annual general meeting of shareholders. Somekh Chaikin confirmed that they have no relationship with the Company or with any affiliate of the Company, except as auditors. A representative of Somekh Chaikin is not expected to be present at the Meeting.

Shareholder approval of the appointment of Somekh Chaikin as our independent registered public accounting firm until the 2019 annual general meeting of shareholders, is required under the Companies Law. Our Audit Committee and Board believe that such appointment is appropriate and in the best interests of the Company and its shareholders. Shareholder approval is further necessary under the Companies Law in order to delegate the authority to fix the remuneration of our independent registered public accounting firm. Subject to the approval of this proposal, the Board, with the recommendation of our Audit Committee, will fix the remuneration of Somekh Chaikin in accordance with the volume and nature of their services to the Company.

Proposed Resolution

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to appoint Somekh Chaikin, a member of KPMG International, as our independent registered public accounting firm until the 2019 annual general meeting of shareholders, and to authorize the Board, upon the recommendation of our Audit Committee, to determine the remuneration of Somekh Chaikin in accordance with the volume and nature of their services.”

Required Vote

The affirmative vote of a majority of the Ordinary Shares voting on the matter is required to approve this resolution. Abstentions will have no effect on the outcome of this proposal. Because this is a routine matter, there will not be any broker non-votes.

The Board recommends a vote FOR the approval of the appointment of Somekh Chaikin as our independent registered public accounting firm until the 2019 annual general meeting of shareholders, and the authorization of the Board, upon the recommendation of our Audit Committee, to determine their remuneration in accordance with the volume and nature of their services.

ITEM NO. 4 - PRESENTATION OF 2017 FINANCIAL STATEMENTS

The Company’s financial information for the year ended December 31, 2017, is contained in our Annual Report, available at www.sec.gov (where the contents of the SEC’s website are not part of this proxy statement).

At the Meeting, the Company will review the audited consolidated financial statements for the year ended December 31, 2017, and will answer appropriate questions relating thereto.

No vote will be required regarding this item.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, to the best knowledge and belief of the Company, as of September 30, 2018 (unless provided herein otherwise), with respect to holdings of our Ordinary Shares by (1) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our Ordinary Shares outstanding as of such date; (2) each of our directors; (3) each of our named executive officers (as defined under Item 402 of Regulation S-K under the Exchange Act); and (4) all of our directors and our current executive officers as a group.

All information with respect to the ownership of any of the below shareholders has been furnished by such shareholder and, unless otherwise indicated below, we believe that persons named in the table have sole voting and sole investment power with respect to all of the shares shown as owned, subject to community property laws, where applicable. The shares owned by the directors and executive officers include the shares owned by their family members to which such directors and executive officers disclaim beneficial ownership, if and as provided for below. If a shareholder has the right to acquire shares by exercising options currently exercisable or exercisable within 60 days of the date of this table, these shares are deemed outstanding for the purpose of computing the percentage owned by the specific shareholder (that is, they are included in both the numerator and the denominator), but they are disregarded for the purpose of computing the percentage owned by any other shareholder.

The information in the table below is based on 41,294,377 Ordinary Shares outstanding as of September 30, 2018.  Unless otherwise indicated, the address of each of the individuals named below is: c/o On Track Innovations Inc., Z.H.R. Industrial Zone, P.O. Box 32, Rosh Pina, Israel.

Name of beneficial owner	Position	Number of Shares Beneficially Owned	% of Class of Shares
Shlomi Cohen(1)	Chief Executive Officer and Director	381,605	*
Yishay Curelaru	Chief Financial Officer	0	*
Nehemia Itay (2)	VP of Hardware Engineering	139,564	*
Amir Eilam (3)	VP, Research & Development	18,333	*
James Scott Medford (4)	Director	20,000	*
Michael Soluri (5)	Director	10,000	*
William C. Anderson III (6)	Director	120,000	*
Donna Seidenberg Marks (7)	Director	33,333	*
All current executive officers and directors as a group (6 persons)		589,938	1.4%
5% Shareholders
Jerry L. Ivy Jr. (8)	Shareholder	4,029,475	9.8%

(*)	Less than 1%

(1)	Includes 54,938 Ordinary Shares held by Mr. Cohen and options held by Mr. Cohen to purchase 326,667 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(2)	Includes 89,564 Ordinary Shares held by Mr. Itay and options held by Mr. Itay to purchase 50,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(3)	Includes options held by Mr. Eilam to purchase 18,333 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(4)	Includes 10,000 Ordinary Shares held by Mr. Medford and options held by Mr. Medford to purchase 10,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(5)	Includes options held by Mr. Soluri to purchase 10,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.
(6)	Includes 60,000 Ordinary Shares held by Mr. Anderson and options held by Mr. Anderson to purchase 60,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.
(7)	Includes options held by Mr. Marks to purchase 33,333 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(8)	Information is based solely on Schedule 13G/A filed by Mr. Ivy with the SEC on January 25, 2018. Mr. Ivy’s address is 2125 1st Ave., Seattle, WA 98121.

Deadline and Procedures for Submitting Board of Directors Nominations

Subject to our Articles of Association and the Companies Law, a shareholder wishing to nominate a candidate for election to the Board at the next Annual Meeting is required to give written notice containing the required information specified above addressed to the Board, c/o Company Secretary, On Track Innovations Ltd., Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000, of his or her intention to make such a nomination. The notice of nomination and other required information must be received by the Company no later than the time required by the Companies Law.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, executive and financial officers and all of our employees. The Code of Business Conduct and Ethics is publicly available on our website at http://investors.otiglobal.com and we will provide, at no charge, a written copy thereof upon written request made to us.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation earned during the years ended December 31, 2017 and 2016 by (i) our Chief Executive Officer, (ii) former Chief Financial Officer, (iii) our VP of Hardware Engineering; (iv) or VP, Research & Development; and (v) our former General Counsel and Corporate Secretary (collectively, the “Named Executive Officers”). Certain of these officers are included solely to comply with Israeli law.

Name and		Salary	Bonus	Stock-based Awards	Non-equity Incentive Plan Compensation	All other Compensation	Total
Principal Position	Year	($) (1)	($)	($) (2)	($)	($) (3)	($)

Shlomi Cohen	2017	416,917	36,302	81,000	279,526	72,548	886,293
Chief Executive Officer (4)	2016	301,109	78,738	61,200	163,328	58,930	663,305
Nehemia Itay	2017	157,809	-	-	27,251	44,575	229,635
VP of Hardware Engineering (5)	2016	139,713	10,263	9,900	25,547	43,487	228,911
Amir Eilam	2017	141,231	-	-	25,350	48,390	214,970
VP, Research & Development (6)	2016	128,055	9,089	13,200	23,765	46,062	220,171
Yishay Curelaru	2017	141,289	3,322	-	31,971	46,935	223,517
Former Chief Financial Officer (7)	2016	118,338	7,915	36,500	20,524	43,842	227,119
Tamir Ben-Yoseph	2017	102,254	-	-	-	39,110	141,364
Former General Counsel and Corporate Secretary (8)	2016	94,215	7,811	31,800	19,444	36,220	189,490

(1)	Salary payments which were in NIS were translated into U.S. Dollars according to the annual average exchange rate of 3.60 NIS per U.S. Dollar in 2017 and 3.84 NIS per U.S. Dollar in 2016.

(2)	The fair value recognized for the option awards was determined as of the grant date in accordance with FASB ASC Topic 718 (see Note 9B to our consolidated financial statements included elsewhere in our Annual Report).

(3)	This cost reflects social benefits (as required under applicable Israeli law), car expenses and termination payments.

(4)	The 2017 “All Other Compensation” of Mr. Cohen, as shown in the table above, is comprised of $21,668 of car expenses and $50,880 of social benefits. The 2016 “All Other Compensation” of Mr. Cohen, as shown in the table above, is comprised of $20,309 of car expenses and $38,621 of social benefits.

(5)	The 2017 “All Other Compensation” of Mr. Itay, as shown in the table above, is comprised of $18,334 of car expenses and $26,241 of social benefits. The 2016 “All Other Compensation” of Mr. Itay, as shown in the table above, is comprised of $20,309 of car expenses and $23,178 of social benefits.

(6)	The 2017 “All Other Compensation” of Mr. Eilam, as shown in the table above, is comprised of $18,334 of car expenses and $30,056 of social benefits. The 2016 “All Other Compensation” of Mr. Eilam, as shown in the table above, is comprised of $20,309 of car expenses and $25,753 of social benefits.

(7)	The 2017 “All Other Compensation” of Mr. Curelaru, as shown in the table above, is comprised of $18,334 of car expenses and $23,831 of social benefits. The 2016 “All Other Compensation” of Mr. Curelaru, as shown in the table above, is comprised of $20,309 of car expenses and $23,533 of social benefits.

(8)	The 2017 “All Other Compensation” of Mr. Ben-Yoseph, as shown in the table above, is comprised of $15,279 of car expenses and $28,601 of social benefits. The 2016 “All Other Compensation” of Mr. Ben-Yoseph, as shown in the table above, is comprised of $15,232 of car expenses and $20,988 of social benefits.

All of the incumbent Named Executive Officers mentioned in the table above and our directors are entitled to acceleration of the vesting of any unvested share options and restricted shares in the event of a change of control of the Company.

Pension, Retirement or Similar Benefit Plans

Except as required by applicable law (relating to severance payments to Israeli employees), none of our current officers or employees are entitled to receive any payments upon termination of employment.

Executive Officers Compensation Policy

In accordance with requirements and limitations set forth in the Companies Law, we adopted a Compensation Policy, which was formulated by our Compensation Committee, approved by our Board and recommended to our shareholders, which approved the adoption of the Compensation Policy at our annual general meeting held on December 6, 2013. Pursuant to the provisions of the Companies Law, on December 15, 2016, an Amended and Restated Compensation Policy was approved at our annual general meeting.

The Compensation Policy sets rules and guidelines with respect to our compensation strategy for executive officers, and is designed to provide for the retention of, and to attract, highly qualified executives. The Policy is designed to balance competitive compensation of executive officers with our financial resources, while creating appropriate incentives considering, inter alia, risk management factors arising from our business, executive compensation benchmarks used in the industry, our size (including without limitation, sales volume and number of employees), the nature of our business and our then current cash flow situation, in order to promote our long-term goals, work plan, policies and the interests of our shareholders.

The Compensation Policy is designed to allow us to create a full compensation package for each of our executives based on common principles. With respect to variable compensation components, the Compensation Policy is designed to allow us to consider each executive’s contribution in achieving our short-term and long-term strategic goals and in maximizing its profits from long-term perspective and in accordance with the executive’s position.

The Compensation Policy further provides for an annual performance bonus payable to executive officers. The payment of such bonus is tied to long-term corporate performance, rather than short-term stock market performance. Bonuses are paid in accordance with specific performance targets and based, among others, upon the following factors: (i) the Company’s achievement of certain financial performance metrics, consisting of annual revenue targets, EBITDA target, each based on our annual budget; (ii) achievement by the respective executive of certain predetermined objectives; and (iii) other discretionary considerations, taking into account tangible and intangible performance factors, including the executive’s relative contribution to the Company.

Bonus payments shall not exceed, in the case of a Chief Executive Officer, an aggregate amount equivalent to 12 months’ base salary, and for other executive officers, an aggregate amount equivalent to nine months’ base salary of the respective executive.

Employment Agreements

We maintain written employment and related agreements with all of our current executive officers. These agreements provide for monthly salaries and contributions by us to executive insurance and vocational studies funds. The employment agreements of certain executive officers provide for the achievement of an annual bonus, as described above. In addition, we may decide to grant our executive officers stock options from time to time. All of our executive officers’ employment and related agreements contain provisions regarding noncompetition, confidentiality of information and assignment of inventions. The enforceability of covenants not to compete in Israel is unclear.

We have the following written agreements and other arrangements concerning compensation with our current executive officers:

(1)	Agreement with Shlomi Cohen. We entered into an employment agreement with Mr. Cohen, effective August 2, 2015, which provides that Mr. Cohen will enter into office as the Chief Executive Officer of the Company and its subsidiaries on August 11, 2015, in consideration of a monthly gross salary of NIS 90,000 and other standard benefits. On November 30, 2016, our Compensation Committee and our Board approved a ten percent increase to Mr. Cohen’s salary effective December 1, 2016. On February 6, 2017, our Compensation Committee and our Board approved an additional ten percent increase to Mr. Cohen’s salary effective January 1, 2017 and on October 11, 2018 our Compensation Committee and our Board approved an additional ten percent increase subject to shareholder approval. See Item No. 2 above. In addition, and pursuant to the employment agreement, in 2015 Mr. Cohen received options to purchase 200,000 Ordinary Shares of the Company, with an exercise price of $0.75 per Ordinary Share. The options are subject to a three year vesting period, so that 66,334 options vested on July 31, 2016, 66,333 options vested on July 31, 2017 and an additional 66,333 options vested on July 31, 2018, all subject to the terms and provisions of the Company’s Plan. In addition, on February 14, 2016, Mr. Cohen received additional options to purchase 40,000 Ordinary Shares of the Company with an exercise price of $0.44 per Ordinary Share. The options are subject to a three year vesting period, so that 13,333 options vested on February 3, 2017, 13,333 options vested on February 3, 2018 and an additional 13,334 options will vest on February 3, 2019, all subject to the terms and provisions of the Company’s Plan. In addition, on March 22, 2016, Mr. Cohen received additional options to purchase 100,000 Ordinary Shares of the Company with an exercise price of $0.84 per Ordinary Share. The options are subject to a three year vesting period, so that 33,333 options vested on March 22, 2017, 33,333 options vested on March 22, 2018, and an additional 33,334 options will vest on March 22, 2019, all subject to the terms and provisions of the Company’s Plan. On February 6, 2017, Mr. Cohen received additional options to purchase 100,000 Ordinary Shares of the Company with an exercise price of $1.58 per Ordinary Share. The options are subject to a three year vesting period, so that 33,333 options vested on February 6, 2018, 33,333 options will vest on February 6, 2019, and an additional 33,334 options will vest on February 6, 2020, all subject to the terms and provisions of the Company’s Plan. Finally, on January 1, 2018, Mr. Cohen received additional options to purchase 100,000 Ordinary Shares of the Company with an exercise price of $1.33 per Ordinary Share. The options are subject to a three year vesting period, so that 33,333 options will vest on January 1, 2019, 33,333 options will vest on January 1, 2020, and an additional 33,334 options will vest on January 1, 202, all subject to the terms and provisions of the Company’s Plan. Additional options to purchase up to 100,000 Ordinary Shares may be granted on an annual basis to promote retention and as an incentive. The issuance of such options will be subject to the discretion and approval of both the Company’s Compensation Committee and the Board of Directors. According to the employment agreement Mr. Cohen is eligible to receive an annual bonus in an amount up to 12 months’ gross base salary. The employment agreement is for an unlimited duration, provided that each party may terminate it without cause upon serving the other party a written notice of six months, prior to termination. On November 2, 2015, the general meeting of shareholders approved Mr. Cohen’s terms of employment.

(2)	Agreement with Assaf Cohen. We entered into an employment agreement with Mr. Cohen, dated July 19, 2015, which provided that Mr. Cohen shall act as the Company’s controller and deputy Chief Financial Officer. On February 27, 2018, Mr. Cohen was promoted and appointed as the Company’s Chief Financial Officer, and accordingly, on March 19, 2018, we entered into a new employment agreement with Mr. Cohen. The new employment agreement provides that Mr. Cohen shall serve as the Company’s and its subsidiaries’ Chief Financial Officer starting February 27, 2018, in consideration of a monthly gross base salary (commencing March 1, 2018) of NIS 30,000 and other standard benefits and NIS 35,000 and other standard benefits commencing January 1, 2019. In addition, Mr. Cohen shall be eligible to receive an annual bonus in an amount up to four months’ gross base salary, subject to the Company’s Compensation Policy. Mr. Cohen’s employment shall be for an unspecified term and either party may terminate the employment agreement upon 2 months advance notice as long as the notice is provided by December 31, 2018 and 3 months thereafter. On November 11, 2015, Mr. Cohen received options to purchase 10,000 shares of the Company with an exercise price of $0.74 per Ordinary Share. The options are subject to a three year vesting period, so that 3,334 options vested on November 11, 2016, 3,333 options vested on November 11, 2017, and an additional 3,333 options will vest on November 11, 2018, all subject to the terms and provisions of the Company’s 2001 Share Option Plan. On November 30, 2016, Mr. Cohen received options to purchase 15,000 shares of the Company with an exercise price of $1.07 per Ordinary Share. The options are subject to a three year vesting period, so that 5,000 options vested on November 30, 2017, 5,000 options will vest on November 30, 2018, and an additional 5,000 options will vest on November 30, 2019, all subject to the terms and provisions of the Company’s 2001 Share Option Plan. On November 28, 2017, Mr. Cohen received options to purchase 15,000 shares of the Company with an exercise price of $1.21 per Ordinary Share. The options are subject to a three year vesting period, so that 5,000 options will vest on November 28, 2018, 5,000 options will vest on November 28, 2019, and an additional 5,000 options will vest on November 28, 2020, all subject to the terms and provisions of the Company’s 2001 Share Option Plan.

Outstanding Equity Awards At Fiscal Year-End

The following table shows options to purchase our ordinary shares outstanding on December 31, 2017 held by each of our Named Executive Officers (as of December 31, 2017, Mr. Tamir Ben-Yoseph did not own any options).

Number of Securities Underlying Unexercised Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price($)	Option expiration date
Shlomi Cohen (1)	133,334	66,666	$0.75	11/02/2020
	13,333	26,667	$0.44	02/14/2021
	33,333	66,667	$0.84	03/22/2021
	-	100,000	$1.58	02/06/2022
Yishay Curelaru (2)	8,000	-	$2.36	05/13/2019
	6,667	3,333	$0.74	11/11/2020
	13,333	26,667	$0.84	03/22/2021
	8,333	16,667	$1.07	11/30/2021
Nehemia Itay (3)	30,000	-	$1.46	07/20/2018
	10,000	-	$2.36	05/13/2019
	5,000	10,000	$1.07	11/30/2021
Amir Eilam (4)	-	5,000	$1.68	01/01/2020
	6,666	13,334	$1.07	11/30/2021

(1)	On November 2, 2015, 200,000 options were granted to Mr. Cohen under the 2001 Stock Option Plan, as amended, or the 2001 Plan. The options vest in three equal annual installments, commencing July 31, 2016. On February 14, 2016, 40,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing February 3, 2017. On March 22, 2016, 100,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing March 22, 2017. On February 6, 2017, 100,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing February 6, 2018.

(2)	On May 13, 2014, 8,000 options were granted to Mr. Curelaru under the 2001 Plan. The options vest in three equal annual installments, commencing May 13, 2015. On November 11, 2015, 10,000 options were granted to Mr. Curelaru under the 2001 Plan. The options vest in three equal annual installments, commencing November 11, 2016. On March 22, 2016, 40,000 options were granted to Mr. Curelaru under the 2001 Plan. The options vest in three equal annual installments, commencing March 22, 2017. On December 15, 2016, 25,000 options were granted to Mr. Curelaru under the 2001 Plan. The options vest in three equal annual installments, commencing November 30, 2017.

(3)	On July 20, 2013, 30,000 options were granted to Mr. Itay under the 2001 Plan. The options vest in three equal annual installments, commencing July 20, 2014. On May 13, 2014, 10,000 options were granted to Mr. Itay under the 2001 Plan. The options vest in three equal annual installments, commencing May 13, 2015. On December 15, 2016, 15,000 options were granted to Mr. Itay under the 2001 Plan. The options vest in three equal annual installments, commencing November 30, 2017.

(4)	On January 1, 2015, 15,000 options were granted to Mr. Eilam under the 2001 Plan, out of which 10,000 options were exercised by Mr. Eilam as of December 31, 2017. The options vest in three equal annual installments, commencing January 1, 2016. On November 30, 2016, 20,000 options were granted to Mr. Eilam under the 2001 Plan. The options vest in three equal annual installments, commencing November 30, 2017.

Director Compensation for 2017

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who was not a Named Executive Officer during the fiscal year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)
William C. Anderson III	31,685	13,936	45,621
Donna Seidenberg Marks	31,177	-	31,177
James Scott Medford	25,064	13,936	39,000
Michael Soluri	29,763	13,936	43,699

(1)	This column represents the sums that our non-executive directors received according to the Israeli regulations as an annual fee as well as for attending Board and Board committee meetings.

(2)

The fair value recognized for the option awards was determined as of the grant date in accordance with FASB ASC Topic 718 (see Note 9B to our consolidated financial statements included elsewhere in our Annual Report).

As of December 31, 2017, our non-executive directors held options to purchase our Ordinary Shares as follows:

Name	Aggregate number of shares Underlying stock options
William C. Anderson III	80,000
Donna Seidenberg Marks	50,000
James Scott Medford	30,000
Michael Soluri	30,000

During 2017, we reimbursed our directors for expenses incurred in connection with attending Board meetings and committee meetings and provided the following compensation for directors: annual compensation of $17,692; meeting participation fees of $917 per in-person meeting; meeting participation by telephone of $550 per meeting; and $458 per written resolution.

 Our executive directors do not receive additional separate compensation for their service on the Board or any committee of the Board. During 2017, our non-executive directors were reimbursed for their expenses for each board meeting and committee meeting attended and in addition received the foregoing compensation with respect to attendance in such meetings. The aggregate amount paid by us to our non-executive directors for their service during 2017 was $119,709.

See “Security Ownership of Certain Beneficial Owners and Management” for information on beneficial ownership of our shares by our directors and executive officers. We have no outstanding loans to any of our directors or executive officers.

Certain Relationships and Related Person Transactions; and Director Independence

Our policy is to enter into transactions with related parties on terms that are on the whole no less favorable to us than those that would be available from unaffiliated parties at arm’s length.

Agreements with Directors and Officers

We have entered into employment agreements with all of our executive officers as mentioned above. In addition, we have granted options to purchase our Ordinary Shares to our officers, as mentioned elsewhere in this proxy statement.

Other than described above, none of our directors, executive officers of 5% shareholders has any relationship with the Company besides serving as directors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have engaged Somekh Chaikin, a member form of KPMG International, as our principal independent registered public accounting firm until the 2018 annual general meeting. Under Item No. 3 above, we are seeking shareholder approval to appoint Somekh Chaikin until our 2019 annual general meeting.

Our Audit Committee is generally responsible for the oversight of our independent auditors’ work. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by Somekh Chaikin. These services may include audit services, audit-related services, tax services and other services, as further described below. The Audit Committee sets forth the basis for its pre-approval in detail, listing the particular services or categories of services which are pre-approved, and setting forth a specific budget for such services. Additional services may be pre-approved by the Audit Committee on an individual basis. Once services have been pre-approved, Somekh Chaikin and our management then report to the Audit Committee on a periodic basis regarding the extent of services actually provided in accordance with the applicable pre-approval, and regarding the fees for the services performed.

Our Audit Committee pre-approved all audit and non-audit services provided to us and to our subsidiaries during the periods listed below. The Audit Committee approves discrete projects on a case-by-case basis that may have a material effect on our operations and also considers whether proposed services are compatible with the independence of the independent auditors.

Pursuant to our pre-approval policy, the Audit Committee pre-approves and delegates to our Chairman of the Board the authority to approve the retention of ad-hoc audit and non-audit services from our independent auditors, beyond the scope approved by the Audit Committee as part of the annual audit plan.

Principal Accountant Fees and Services

The following fees were billed by Somekh Chaikin, a member firm of KPMG International, and affiliate firms for professional services rendered thereby for the years ended December 31, 2017 and 2016 (in thousands):

	2017	2016
Audit Fees (1)	$179	$167
Audit-Related Fees (2)	-	-
Tax Fees (3)	$19	$13
All Other Fees (4)	-	-
Total	$198	$180

(1)	The audit fees for the years ended December 31, 2017 and 2016, are the aggregate fees billed or billable (for the year) for the professional services rendered for the audits of our 2017 and 2016 annual consolidated financial statements, review of consolidated quarterly financial statements of 2017 and 2016, and services that are normally provided in connection with statutory audits of us and our subsidiaries, consents and assistance with review of documents filed with the SEC.

(2)	No audit-related fees were incurred.

(3)	Tax fees are the aggregate fees billed (in the year) for professional services rendered for tax compliance and tax advice other than in connection with the audit.

(4)	No other fees were incurred.

SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Shareholders who wish to present proposals appropriate for consideration at our 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”) must submit the proposal in proper form consistent with our Articles of Association and applicable law to us at our address as set forth on the first page of this proxy statement and in accordance with the applicable regulations under Rule 14a-8 of the Exchange Act by June 18, 2019, in order for the proposal to be considered for inclusion in our proxy statement and form of proxy relating to the 2019 Annual Meeting. Shareholders who wish to present proposals appropriate for consideration at the 2019 Annual Meeting outside of Rule 14a-8 must submit the proposal in proper form consistent with our Articles of Association and applicable law to us at our address as set forth on the first page of this proxy statement by September 3, 2019 in order for the proposal to be considered for inclusion in our proxy statement and form of proxy relating to the 2019 Annual Meeting. Any such proposals should contain the name and record address of the shareholder, the number of Ordinary Shares beneficially owned as of the record date established for the meeting, a description of, and reasons for, the proposal and all information that would be required to be included in the proxy statement file with the SEC if such shareholder was a participant in the solicitation subject to Section 14 of the Exchange Act. The proposal, as well as any questions related thereto, should be directed to our Secretary.

If a shareholder submits a proposal after the last date applicable under our Articles of Association and applicable law but still wishes to present the proposal at our 2019 Annual Meeting (but not in our proxy statement), the proposal, which must be presented in a manner consistent with our Articles of Association and applicable law, must be submitted to our Secretary in proper form at the address set forth above so that it is received by our Secretary no later than seven days after notice for such meeting.

We did not receive notice of any proposed matter to be submitted by shareholders for a vote at this Meeting and, therefore, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by our Board and received in respect of this Meeting will be voted in the discretion of our management on such other matter which may properly come before the Meeting.

SHAREHOLDERS SHARING THE SAME ADDRESS

Only one set of proxy materials may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies should be directed to the Company’s Secretary, Ms. Ye’ela Haggai-Levy, by e-mail addressed to yeela@otiglobal.com, by mail addressed to c/o Company Secretary, On Track Innovations Ltd., Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000, or by telephone at +011 972-4-6868000. Shareholders sharing an address and currently receiving a single copy may contact the Secretary as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Secretary as described above.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE AND NOT LATER THAN SATURDAY, NOVEMBER 17, 2018, AT 5:00 P.M. ISRAEL TIME (10:00 A.M. EASTERN TIME) IN THE ENCLOSED RETURN ENVELOPE.  A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

/s/ Ye’ela Haggai-Levy
Adv. Ye’ela Haggai-Levy
General Counsel and Secretary

Rosh Pina, Israel

October 15, 2018

ON TRACK INNOVATIONS LTD. Z.H.R. INDUSTRIAL ZONE P.O. BOX 32 ROSH PINA, ISRAEL 1200000

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until Saturday, November 17, 2018 at 5:00 P.M. Israel Time, which is Saturday, November 17, 2018 at 10:00 A.M. Eastern Time (“Cut-Off Date”). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until the Cut-Off Date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it no later than the Cut-Off Date in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You may also return the signed and dated proxy card to our principal executive offices at Z.H.R. Industrial Zone, P.O. Box 32, Rosh Pina, Israel 1200000 no later than the Cut-Off Date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ON TRACK INNOVATIONS LTD.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

1.	To consider and approve by a non-binding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement.	For ☐	Against ☐	Abstain ☐

1a.	Please mark YES if you are a controlling shareholder or have a personal interest in resolution 1 above, as such terms are defined in the proxy statement of the company. Please mark NO if you are not. IF YOU DO NOT MARK ONE OF THE BOXES YOU WILL BE DEEMED TO BE A CONTROLLING SHAREHOLDER AND/OR HAVE A PERSONAL INTEREST IN THE SAID RESOLUTION.	Yes ☐	No ☐

2.	To approve a salary increase to Mr. Shlomi Cohen, a director and Chief Executive Officer of the Company.	For ☐	Against ☐	Abstain ☐

		Yes	No
2a.	Please mark YES if you are a controlling shareholder or have a personal interest in resolution 2 above, as such terms are defined in the proxy statement of the company. Please mark NO if you are not. IF YOU DO NOT MARK ONE OF THE BOXES YOU WILL BE DEEMED TO BE A CONTROLLING SHAREHOLDER AND/OR HAVE A PERSONAL INTEREST IN THE SAID RESOLUTION.	☐	☐

3.

To appoint Somekh Chaikin, a member of KPMG International, as our independent registered public accounting firm until the 2018 annual meeting of shareholders, and to authorize the Company’s board of directors, upon the recommendation of our Audit Committee, to determine the remuneration of Somekh Chaikin in accordance with the volume and nature of their services.

	For ☐	Against ☐	Abstain ☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

A copy of the Notice and Proxy Statement are also available at the On Track Innovations Ltd. website at

http://www.otiglobal.com/agm

If you have not voted by phone or internet, please sign, date and mail your proxy card in the envelope provided as soon as possible.

ON TRACK INNOVATIONS LTD.

Annual Meeting of Shareholders

November 20, 2018

THE FOLLOWING PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ON TRACK INNOVATIONS LTD.

The undersigned shareholder of On Track Innovations Ltd. (the “Company”) hereby appoints Shlomi Cohen and Assaf Cohen, or either of them, as proxy and attorney of the undersigned, for and in the name(s) of the undersigned, to attend the Annual Meeting of Shareholders of the Company (the “Shareholders Meeting”) to be held at the Company’s offices at Z.H.R. Industrial Zone, Rosh Pina, Israel on Tuesday, November 20, 2018, at 5:00 p.m., Israel Time, and any adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Shareholders Meeting with all powers possessed by the undersigned if personally present at the Shareholders Meeting, including, without limitation, to vote and act in accordance with the instructions set forth on the reverse side. The undersigned hereby acknowledges receipt of the Notice of an Annual Meeting of Shareholders and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE. IF THIS PROXY CARD IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO PROPOSALS NO. 1, 2 AND 3 SPECIFIED HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSALS NO. 1, 2 AND 3.

Continued and to be signed on the reverse side